                                                                      EXHIBIT 5

                               [MTH&M Letterhead]

                                 April 5, 1995




National Rural Utilities Cooperative
  Finance Corporation
Woodland Park
2201 Cooperative Way
Herndon, Virginia 22071-3025

Dear Sirs:

                 We have acted as counsel for National Rural Utilities Cooperative Finance Corporation (the "Company") in connection with the proposed public offering from time to time, directly to purchasers or through agents or underwriters to be designated from time to time (which may include Lehman Brothers Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and others), of Debt Securities and Warrants to purchase Debt Securities of the Company (collectively, the "Securities"), such Securities to be issued under an Indenture dated as of December 15, 1987 as supplemented by a First Supplemental Indenture dated as of October 1, 1990 (together, the "Indenture"), between the Company and Harris Trust and Savings Bank, as successor Trustee, as contemplated in the Company's Registration Statement filed on Form S-3 on the date hereof (the "Registration Statement") pursuant to Rule 415 under the Securities Act of 1933. We submit this opinion for use as Exhibits 5 and 8 to the Registration Statement and hereby consent to the use of this opinion in the Registration Statement and to the use of our name under the caption "Legal Opinions" in the Prospectus.

                 We have investigated the corporate status of the Company and have examined the corporate proceedings authorizing the creation and issuance of the Securities.

                 Based upon the foregoing, and having regard to legal considerations that we deem relevant, we are the opinion that the Securities, when duly authorized and executed by the Company and authenticated by or on behalf of the successor Trustee, pursuant to the terms of the Indenture, and issued for value in accordance with the terms of the Indenture and applicable resolutions of the Board of Directors of the Company, will be validly issued, binding obligations of the Company.

                 In our opinion, the discussion under the caption "United States Taxation" in the Prospectus included as part of the Registration Statement is correct in all material respects.

                                        Very truly yours,


                                        /s/Milbank, Tweed, Hadley & McCloy




MAW/BK